EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Leo F. Wells III, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Wells Family of Real Estate Funds (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


CHIEF EXECUTIVE OFFICER                   CHIEF FINANCIAL OFFICER

Wells Family of Real Estate Funds         Wells Family of Real Estate Funds


/s/ Leo F. Wells III                      /s/ Mark J. Seger
--------------------------------------    --------------------------------------
Leo F. Wells III, President               Mark J. Seger, Treasurer

Date:  February 25, 2005                  Date:  February 25, 2005




A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO WELLS FAMILY OF REAL ESTATE FUNDS AND WILL BE RETAINED BY WELLS FAMILY OF REAL ESTATE FUNDS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.